UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2021

BEMAX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

625 Silver Oak Drive Dallas, GA	30132
(Address of principal executive offices)	(Zip Code)

(770) 401-1809

(Registrant’s telephone number, including area code)

 _______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events

On March 8, the Company’s Board of Directors approved the retirement of 5,000,000 common shares own by the Company’s CEO, Taiwo Aimasiko, effectively reducing the Company’s total common shares issued and outstanding.

On March 4, 2021, Taiwo Aimasiko, Director of the Company, offered to retire and exchanged 5,000,000 shares of Common Stock owned by her for an aggregate 2,000,000 Series "B" Preferred Stock that would protect the voting power and ability to participate in the future of the Company, while at the same time enhance shareholders’ value.

On March 5, the Company’s Board of Directors approved to reduce Company’s shares outstanding throughout 2021 through retirement of shares currently own by management, and work with shareholders to exchange certain percentage of common stock to the Company’s preferred stock with opportunity to participate in Company’s program of profit sharing with shareholders starting next fiscal year.

On March 5, 2021, the Company’s Board of Directors approved to introduce and launch during next fiscal year its new brand of private label hygienic Sanitary Pads. The new private label products when launched will immediately be available for sales on Walmart.com.

On March 1, 2021, Bemax Inc. (the “Company”) entered into a Payment and Supply Agreement (the “Agreement”) with Prince S. Odigie of Blence Esentials Inc., a U.S. Corporation (the “Supplier”). Pursuant to the Agreement, the Company will purchase its new private label brand of disposable diaper from the Supplier totaling $200,000 in a private labeled format and packaging not trademarked by the Supplier. This Agreement relate to the new private label brand of disposable diaper to be introduce by the Company in 2021. The term of the Agreement is valid till March 31, 2024 or until terminated with mutual written consent of both parties. The new private label brand will also be available on Blence Esentials website. The Company shall make payment of $200,000 to the Supplier on or before the due date of March 30, 2021 with issuance of twenty million of its restricted Series “A” Preferred Shares.

Item 3.02 Unregistered Sales of Equity Securities

On March 8, 2021, the Company’s CEO, Taiwo Aimasiko, exchanged 5,000,000 of her common shares with the Company for 2,000,000 restricted Series "B" preferred shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021		[BEMAX, Inc.]

	By:	/s/ Taiwo Aimasiko
	Name:	Taiwo Aimasiko

	Title:	President and CEO